EXHIBIT 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE VERTIV HOLDINGS CO	) )	c.a. no. 2023-____-___

verified petition for relief pursuant to 8 del. c. § 205

Petitioner Vertiv Holdings Co (“Vertiv” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205, seeking to have this Court validate a corporate act as follows:

nature of the action

1.                 The Company petitions this Court seeking relief similar to that several other public entities have recently sought from this Court to create certainty regarding its capitalization following this Court’s recent decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022). In particular, the Company seeks to validate its Second Amended and Restated Certificate of Incorporation, dated February 7, 2020, as amended July 20, 2021 (Exhibit A, the “New Certificate of Incorporation”), adopted in connection with its business combination with Vertiv Holdings, LLC (“Legacy Vertiv”) in February 2020, which, among other things, increased the aggregate number of authorized shares of Class A Common Stock of the Company from 500,000,000 to 700,000,000 (the “Class A Increase Amendment”).

2.                While a majority of the then-outstanding shares of Class A Common Stock voted in favor of the various amendments to the New Certificate of Incorporation, a separate vote of the Class A Common Stock was not expressly sought, and this Court’s decision in Garfield v. Boxed, Inc., 2022 WL 17959766, at *1 (Del. Ch. Dec. 27, 2022) creates uncertainty as to the validity of the Class A Increase Amendment and the New Certificate of Incorporation, and thus the shares issued or to be issued pursuant thereto, threatening the Company with irreparable harm as described more fully herein.

FACTUAL ALLEGATIONS

3.                 The Company is a Delaware corporation originally formed as a special purpose acquisition company (a “SPAC”) under the name GS Acquisition Holdings Corp (“GS”) on April 25, 2016. On December 10, 2019, GS entered into an Agreement and Plan of Merger, pursuant to which it would acquire Legacy Vertiv (the “Merger”). The Company, now named Vertiv Holdings Co, through its subsidiaries, is a global leader in the design, manufacturing and servicing of critical digital infrastructure technology. Since the closing of the Merger, the Company’s Class A Common Stock has traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “VRT.”

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The Proxy Statement

4.                 Pursuant to its proxy statement, dated January 17, 2020 (Exhibit B, “2020 Proxy Statement”), GS solicited stockholder approval for, amongst other things, six separate proposals to amend and restate its Amended and Restated Certificate of Incorporation, dated June 7, 2018 (Exhibit C, “Old Certificate of Incorporation”). Among the proposals was the Class A Increase Amendment, which would increase the number of authorized shares of Class A Common Stock from 500,000,000 to 700,000,000, provide that each outstanding share of Class B Common Stock would automatically convert into one share of Class A Common Stock immediately prior to the Merger, and reduce the authorized shares of Class B Common Stock to zero. The remaining five proposals sought approval of various aspects of the New Certificate of Incorporation, including the number of directors, certain exemptions from the corporate opportunity doctrine, an opt out from Section 203 of the Delaware General Corporation Law, the required vote to amend certain provisions of the certificate of incorporation, and certain additional amendments described in the 2020 Proxy Statement (collectively, and together with the Class A Increase Amendment, the “Amendments”).

5.                 The 2020 Proxy Statement provided that approval of each of the Amendments required the “affirmative vote of holders of a majority of [GS’s] outstanding shares of common stock entitled to vote thereon at the Special Meeting.”

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Ex. B at 178. The 2020 Proxy Statement did not specifically require or solicit separate votes of the holders of Class A Common Stock for any of the Amendments. The 2020 Proxy Statement also did not seek a stockholder vote on the New Certificate of Incorporation itself, but did attach a copy of the New Certificate of Incorporation.

The Merger is Approved at the Special Meeting and is Consummated Thereafter

6.                 There were 86,250,000 shares of Common Stock outstanding and entitled to vote at the February 6, 2020 special meeting of stockholders (the “Special Meeting”). See Ex. B at 25. Of the outstanding Common Stock, there were 69,000,000 shares of Class A Common Stock and 17,250,000 shares of Class B Common Stock. Id. at 60.

7.                 At the Special Meeting, 65,139,500 shares, or approximately 75.5% of the then-outstanding shares of GS entitled to vote were represented in-person or by proxy, constituting a quorum to conduct business at the Special Meeting. As disclosed in the Company’s February 6, 2020 Form 8-K (Exhibit D, the “Voting Results Form 8-K”):

•	Proposal No. 3A to adopt the Class A Increase Amendment received the affirmative vote of 65,112,505 shares of Common Stock;

•	Proposal No. 3B to provide that the number of directors of the Company will be fixed from time to time exclusively by the Company’s board of directors pursuant to a resolution adopted by a majority of the Company’s board of

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directors received the affirmative vote of 60,035,326 shares of Common Stock;

•	Proposal No. 3C to approve certain exemptions from the corporate opportunity doctrine received the affirmative vote of 58,971,071 shares of Common Stock;

•	Proposal No. 3D to opt out of Section 203 of the Delaware General Corporation Law received the affirmative vote of 64,360,602 shares of Common Stock;

•	Proposal No. 3E to require approval of at least two-thirds of the voting power of the Company’s outstanding capital stock to amend certain provisions of the New Certificate of incorporation received the affirmative vote of 56,337,928 shares of Common Stock;

•	Proposal No. 3F to approve certain additional amendments received the affirmative vote of 64,725,713 shares of Common Stock.

Each of Proposals Nos. 3A-3F received the affirmative vote of a majority of the 86,250,000 shares of Common Stock outstanding. As a result of this affirmative vote, GS believed that each of the Amendments had received the requisite stockholder approval.

8.              Moreover, despite not expressly seeking separate class votes of the Class A Common Stock, the Class A Increase Amendment was approved by a majority of the Class A Common Stock. Assuming that every single share of Class B Common Stock voted in favor of the Class A Increase Amendment, 47,862,505 Class A Common Stock shares voted in favor of the Class A Increase Amendment

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out of the 69,000,000 outstanding Class A Common Stock shares, constituting a majority of Class A Common Stock shares outstanding.

9.               On February 7, 2020, the Merger was consummated and the New Certificate of Incorporation was filed with the Delaware Secretary of State.

10.            Upon consummation of the Merger, each share of Class B Common Stock automatically converted into one share of Class A Common Stock. The consideration paid in the Merger included approximately 118 million newly issued shares of Class A Common Stock. After giving effect to the Merger and related transactions, the Company had 324,117,725 shares of Class A Common Stock issued and outstanding.

11.             The number of shares of Class A Common Stock issued and outstanding immediately following the Merger, and at all times through the date hereof, has remained less than the 500,000,000 authorized shares of Class A Common Stock originally provided for under the Old Certificate of Incorporation. As of the March 19, 2023, the Company had 379,133,659 shares of Class A Common Stock outstanding.

Boxed and Section 245 of the DGCL

12.             As mentioned above, this Court’s recent decision in Boxed calls into question the validity of the Class A Increase Amendment and the New Certificate of Incorporation. There, the defendant corporation also sought stockholder approval to

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amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with its de-SPAC transaction. Boxed, 2022 WL 17959766, at *1. Before the stockholder vote however, the plaintiff in Boxed wrote a letter to the company’s board asserting that the voting standard providing for the amendment to the number of authorized shares of Class A common stock violated the voting rights of the Class A common stockholders under Section 242(b). Id. The company subsequently chose to amend its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock. Id. After the de-SPAC merger was completed, the plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders as a result of this change. Id.

13.             In Boxed, the Court ultimately concluded that the company’s Class A common stock and Class B common stock were separate classes of capital stock, rather than series. Id. at *9. Thus, the Court held, under the “meritorious when filed” standard applicable under the corporate benefit doctrine, that “Class A and Class B are each a class of common stock, not series.” Id.

14.             While the Court’s discussion in Boxed described above is not a final ruling on the merits, the opinion suggests that a reviewing court, if presented with the facts relevant here, may view the Company’s Class A Common Stock as a

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separate class of capital stock. Under that view, the Class A Increase Amendment would have required a separate vote of the Class A Common Stock. While the Company actually obtained the affirmative vote of a majority of the outstanding shares of Class A Common Stock on the Class A Increase Amendment, the 2020 Proxy Statement did not disclose that a separate vote of the Class A Common Stock was required to approve the Class A Increase Amendment.

15.             In addition, under Section 245 of the Delaware General Corporation Law (the “DGCL”), if, as was the case with the New Certificate of Incorporation, a restated certificate of incorporation further amends in any respect the certificate of incorporation as previously in effect, the restated certificate of incorporation shall be proposed by the directors and adopted by the stockholders. 8 Del. C. § 245(b). While the stockholders approved separate proposals to adopt each of the Amendments, the 2020 Proxy Statement did not present the New Certificate of Incorporation itself to a vote of the stockholders.

16.             As a result of the uncertainty regarding the issue raised in the Boxed decision and the failure to expressly submit the New Certificate of Incorporation to a vote of stockholders, the validity of the Class A Increase Amendment, the New Certificate of Incorporation, and the shares issued in reliance on the effectiveness of the New Certificate of Incorporation, has become and will remain uncertain absent prompt relief from the Court.

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The Court’s Authority to Validate Defective Corporate Acts Under Section 205(a)

17.             Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified .. . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3), (4). A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation . . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1). Finally, a “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

18.             Here, if a separate class vote of the Class A Common Stock was required to approve the Class A Increase Amendment under Section 242(b)(2), it was not expressly disclosed to stockholders that such separate class vote was

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required, even though it was in fact obtained, which could constitute a “failure of authorization” for purposes of Sections 204 and 205. In addition, the failure of the stockholders to expressly vote on and adopt the New Certificate of Incorporation itself could constitute a “failure of authorization.” As a result of these potential failures of authorization, the filing of the New Certificate of Incorporation and any shares of the Company’s capital stock issued in reliance on the effectiveness thereof may be invalid and would therefore constitute “defective corporate acts” and/or “putative stock” under Sections 204 and 205.

19.             Thus, the Court has the power under Section 205 to ratify and validate the Class A Increase Amendment and New Certificate of Incorporation and the shares of the Company’s capital stock issued in reliance on the validity and effectiveness of the Class A Increase Amendment and New Certificate of Incorporation.

Consideration of Statutory Validation Factors under Section 205(d)

20.             Section 205(d) sets forth certain factors that the Court may consider when determining whether to ratify and validate a defective corporate act:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in

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compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

21.             Belief in the New Certificate of Incorporation’s Validity. With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the Class A Increase Amendment and New Certificate of Incorporation had been properly approved through its actions taken in connection with the closing of the Merger. In the Voting Results Form 8-K, the Company disclosed that the Class A Increase Amendment, as well as the other Amendments, had been approved by the requisite vote of its stockholders and the Merger was closed on February 7, 2020 in reliance on having received that approval. On the same day, the New Certificate of Incorporation was filed with the Delaware Secretary of State based on the belief that it had been duly adopted in accordance

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with Sections 242 and 245 of the DGCL. In connection with the Merger, the Company issued shares of Class A Common Stock to its stockholders based on the belief that the Class A Increase Amendment and New Certificate of Incorporation were valid and effective. As of the date of this petition, no stockholder has challenged the effectiveness of the vote obtained on the Class A Increase Amendment, and thus there was no uncertainty about the effectiveness of the Class A Increase Amendment and New Certificate of Incorporation prior to the Boxed decision.

22.             Treatment of the New Certificate of Incorporation as Valid. With respect to the factor set forth in Section 205(d)(2), the Company has represented to its public stockholders in the Voting Results Form 8-K that the Class A Increase Amendment and the New Certificate of Incorporation were validly approved. In numerous public filings since the closing of the de-SPAC the Company has disclosed to its stockholders that there are 700,000,000 shares of Class A Common Stock authorized to be issued by the Company.

23.             Harm Arising from Validation. With respect to the factor set forth in Section 205(d)(3), the Company does not believe that any person would be harmed by the ratification and validation of the Company’s capital structure if this Petition is granted. In fact, such a validation would only confirm the market’s pre-Boxed understanding and maintain the status quo. The purpose of the ratification is to

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provide certainty to the capital structure of the Company by ensuring that the New Certificate of Incorporation under which the Company and its stockholders have been operating since February 2020 is valid and effective and that the Company’s stockholders hold valid shares of the Company’s capital stock.

24.             Harm Arising from Failure to Validate. Indeed, with respect to the factor set forth in Section 205(d)(4), there are many parties that would be harmed if the Company’s capital structure is not ratified and validated by this Court.

25.             As a result of the uncertainty currently surrounding the validity of the Company’s Class A Common Stock, the Company is unable to verify, with the precision required of a public company, which purported stockholders hold valid Class A Common Stock. This has caused and will continue to cause harm to the purported holders of those shares and to the value of the shares themselves. Uncertainty as to the validity of the Company’s outstanding shares may cause market disruption, disturb the Company’s corporate relationships, and could lead to consequent loss of value for the Company’s stockholders and loss of eligibility to remain listed on the NYSE.

26.             The uncertainty regarding the Company’s capital structure also threatens to jeopardize the Company’s potential financing arrangements, as well as the Company’s current and future operational matters. The Company may be restrained from raising additional capital to execute its business plan and continue

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day-to-day operations. The uncertainty regarding the validity of the Class A Common Stock would likely prevent the Company from raising additional capital through the sale of additional securities. The Company also intends to hold its annual meeting on June 14, 2023 (the “Annual Meeting”). The Company needs confirmation of the validity of the Class A Increase Amendment in order to determine, with precision, the stockholders entitled to vote at the Annual Meeting and the outcome of any vote taken at the Annual Meeting. Absent clarity from this Court, the Company’s stockholders may be disenfranchised by the uncertainty.

27.             Other Factors. With respect to the factor set forth in Section 205(d)(5), several “other factors” support granting the relief sought in this Petition.

28.             First, “self-help” ratification by the Company’s stockholders under Section 204 may not be an effective alternative available to the Company. To the extent that the vote on the Class A Increase Amendment required the approval of the Class A Common Stock voting as a separate class, it is no longer feasible for the Company to obtain that vote through a Section 204 ratification. Countless shares of Class A Common Stock have traded in the open market since the closing of the Merger. Moreover, even if the self-help remedy available through Section 204 were available to the Company, the process would entail significant expense and delay, to the detriment of the Company and its stockholders. Additionally, the Company would be required to file a certificate of validation with the Delaware Secretary of

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State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3). While the certificate of validation is being processed, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes, or make any other filings with the Delaware Secretary of State.

29.             Second, as evidenced by the numerous recent filings of petitions for relief pursuant to Section 205, this issue is not isolated to the Company. Rather, this Petition provides an opportunity to the Court to provide guidance as to whether current or potential stockholders of a similar company can rely on such company’s capital structure. Granting the Petition may offer other similarly situated SPACs a solution to a widespread problem. Crafting a sensible, equitable, and prompt solution would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.

30.             The Company therefore respectfully requests that this Court enter an order, validating and declaring effective the New Certificate of Incorporation as of the date and time it was originally filed with the Delaware Secretary of State and all of the Company’s outstanding shares of Class A Common Stock issued or to be issued in reliance on the effectiveness of the New Certificate of Incorporation as of the date and time of the original issuance of such shares.

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COUNT ONE
(Validation of Corporate Acts Under 8 Del. C. § 205)

31.             The Company repeats and reiterates the allegations above as if fully set forth herein.

32.             The Company is authorized to bring this petition under 8 Del. C. § 205(a).

33.             Under 8 Del. C. § 205(a), this Court may determine the validity and effectiveness of any corporate act or defective corporate act. A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], (B) the certificate of incorporation or bylaws of the corporation … if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

34.             The Company filed the New Certificate of Incorporation with the good faith belief that it was adopted in compliance with Delaware law.

35.             The Company has treated the New Certificate of Incorporation as valid and effective and treated all acts in reliance on the effectiveness and validity of the

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New Certificate of Incorporation as valid and effective, and taken other corporate actions and effected other transactions in reliance on the effectiveness thereof.

36.             Third parties, including financing sources, key business partners, stockholders, employees and directors, have relied on the validity of the New Certificate of Incorporation and treated all acts in reliance on the effectiveness and validity of the New Certificate of Incorporation as valid.

37.             On information and belief, no persons would be harmed by the validation of the New Certificate of Incorporation. The results of the Special Meeting and the filing of the New Certificate of Incorporation were all disclosed publicly, and actions have been taken in reliance thereon.

38.             As previously noted, the Company, its prospects and its stockholders may be irreparably and significantly harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A.               Validating and declaring effective the New Certificate of Incorporation (and the Class A Increase Amendment), including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;

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B.                Validating and declaring effective any and all shares of the capital stock of the Company issued at or after the filing of the New Certificate of Incorporation, in each case as of the date and time of the original issuance of such shares of capital stock; and

C.                Granting such other and further relief as this Court deems proper.

/s/ Kevin M. Gallagher
Kevin M. Gallagher (#5337) Edmond S. Kim (#6835) RICHARDS, LAYTON & FINGER, P.A. 920 North King Street Wilmington, Delaware 19801 (302) 651-7700 Attorneys for Petitioner Vertiv Holdings Co

Dated: April 3, 2023

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